Exhibit 99.1

American Water Announces Agreement to Sell its Homeowner Services Group to Funds Advised by Apax Partners

Virtual Investor Day November 3, 2021

•	American Water agrees to sell its Homeowner Services Group to funds advised by Apax Partners LLP (“Apax”) in a deal valued at $1.275 billion

•	At closing, American Water will receive $480 million in cash and a $720 million secured Seller’s Note bearing a 7% annual interest rate with a five-year term

•	Additional purchase price of $75 million if certain milestones are met

•	American Water also enters into revenue sharing agreement on revenue generated from on-bill billing arrangements with American Water customers

•	American Water’s core regulated business strengthened as cash proceeds from the transaction will be redeployed into the regulated water and wastewater businesses in near- and long-term

•	Proposed sale further narrows market-based business focus to regulated-like Military Services Group

CAMDEN, N.J., October 29, 2021 – American Water Works Company, Inc. (NYSE: AWK), the largest publicly traded U.S. water and wastewater utility company, today announced that it has agreed to sell its Homeowner Services Group to funds advised by Apax in a deal valued at approximately $1.275 billion.

Upon closing of the transaction, American Water will receive $480 million in cash and a $720 million secured Seller’s Note bearing a 7% annual interest rate with a five-year term. In addition, the transaction includes a delayed payment to American Water of $75 million if certain milestones are met by December 31, 2023. The structure of the transaction enables initial cash proceeds to be redeployed into the regulated water and wastewater business to fund near-term incremental capital investments, while interest on the Seller’s Note will provide a stream of earnings over the term of the note. Upon maturity, the proceeds from the repayment of the Seller’s Note are expected to be used to fund a continually growing capital investment in the regulated business.

“American Water has successfully grown our Homeowner Services Group over the last 20 years, creating great value.” said Walter Lynch, President and CEO of American Water. “This transaction allows us to capitalize on that value creation by utilizing the proceeds to invest in our regulated businesses. As we have continuously communicated, our strategy is to operate where we can best serve customers, drive efficiencies, invest in our systems and grow our regulated water and wastewater businesses,” added Lynch. “We look forward to outlining the transaction further, as we discuss our long-term financial plan at our next virtual investor day on November 3, 2021.”

Homeowner Services Group’s customer facing brands include American Water Resources and Pivotal Home Solutions, which provide various warranty protection programs and other home services to residential customers across the country. This business currently has nearly 3 million customer contracts across 43 states and Washington, D.C.

“We believe Apax will take the growing Homeowner Services business into its next chapter and employees will transfer as part of the deal and have the opportunity to continue to add value to customers,” added Lynch.

Ashish Karandikar, Partner at Apax, said, “Having tracked the home warranty sector, we identified American Water Resources as a stand-out provider in the space. The Apax Funds have deep domain experience across the home services market and insurance and warranty product dynamics, with prior investments in Authority Brands, Assured Partners and Hub for example. We are excited to partner with the team at American Water Resources as we look to build on the Homeowner Services Group’s success to date, leveraging the Apax Funds’ transformational approach, hands-on operational excellence, and deep digital expertise to support the company going forward.”

American Water will also enter into a revenue sharing agreement that provides for American Water to receive a percentage of revenue generated from previous on-bill billing arrangements with American Water customers. This agreement will also provide an ongoing income stream as Apax continues these relationships.

American Water anticipates closing the transaction in the fourth quarter of 2021, subject to the satisfaction or waiver of customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

American Water was exclusively advised by BofA Securities, Schulte Roth & Zabel LLP and Shearman & Sterling LLP.

American Water Investor Day

Further details surrounding the transaction and American Water’s long-term financial plan will be discussed at a virtual Investor Day American Water scheduled for Wednesday, November 3, 2021, at 9:00 a.m. Eastern Daylight Time. Also at that event, the Company will discuss its 2021 third quarter results, 2021 and 2022 earnings guidance, and long-term earnings, dividend growth and O&M efficiency ratio targets, and its financing and capital investment plans. The event hosts will be Walter Lynch, President and Chief Executive Officer; Susan Hardwick, Executive Vice President and Chief Financial Officer; and Cheryl Norton, Executive Vice President and Chief Operating Officer. There will be a question-and-answer session as part of the event.

Interested parties may access the video webcast through a link on the Company’s investor relations website at ir.amwater.com. Presentation slides that will be used in conjunction with the event will also be available on the investor relations website in advance. The Company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under SEC Regulation FD.

About American Water

With a history dating back to 1886, American Water (NYSE:AWK) is the largest and most geographically diverse U.S. publicly traded water and wastewater utility company. The company employs more than 7,000 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to an estimated 15 million people in 46 states. American Water provides safe, clean, affordable and reliable water services to our customers to help keep their lives flowing. For more information, visit amwater.com and follow American Water on Twitter, Facebook and LinkedIn.

About Apax

Apax Partners LLP (“Apax”) is a leading global private equity advisory firm. For nearly 50 years, Apax has worked to inspire growth and ideas that transform businesses. The firm has raised and advised funds with aggregate commitments of more than $60 billion. The Apax Funds invest in companies across four global sectors of Tech, Services, Healthcare and Internet/Consumer. These funds provide long-term equity financing to build and strengthen world-class companies.

Apax is authorized and regulated by the Financial Conduct Authority in the UK.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to our business and the proposed transactions described in this press release, including, but not limited to, the ability to complete such transactions on a timely basis or at all; the ability to satisfy closing and other covenants and conditions related to such transactions, including the ability to obtain required regulatory approvals (including under the Hart-Scott-Rodino Act) and other consents and to provide all closing deliveries; the accounting, financial and other impacts of such transactions; and the ability to achieve the Company’s regulatory and other strategies, benefits, plans and goals related to such transactions, including with respect to the repayment of the Seller’s Note and the redeployment of the net proceeds from such transactions, and involve various risks and uncertainties. These statements are based on the current expectations of management of American Water. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including without limitation with respect to (1) obtaining required approvals and consents required for the transactions, including expiration or termination of the applicable Hart-Scott-Rodino waiting period; (2) satisfying other conditions to the closing of the transactions; (3) the amount of proceeds to be received from the transactions due to, among other things, closing and post-closing adjustments to the purchase price and other withholdings as provided in the purchase agreement and the ability to receive any contingent consideration and payments under the Seller’s Note and the revenue share agreement; (4) the post-closing operating and financial results of the Homeowner Services Group business; (5) unexpected costs, liabilities or delays associated with the transactions; (6) regulatory, legislative, local or municipal actions affecting the Homeowner Services Group and the water and wastewater industries; and (7) other economic, business and other factors.

For further information regarding risks and uncertainties associated with American Water’s business, please refer to American Water’s annual, quarterly and periodic SEC filings, including American Water’s Current Report on Form 8-K filed with the SEC to report this transaction. Forward-looking statements are not guarantees or assurances of future performance or results, and, except as may be required by applicable law, American Water does not undertake any duty to update any forward-looking statement. The foregoing factors should not be construed as exhaustive.

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